State of Delaware
                        Office of the Secretary of State







     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "VIRTUAL PULSE, INC.", CHANGING ITS NAME FROM "VIRTUAL PULSE, INC.", "TO "SYNERGY 2000, INC.", FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF JANUARY, A.D. 1997, AT 9 O'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.



[GRAPHIC OF THE STATE SEAL OF DELAWARE OMITTED]







              [Graphic of the                /s/ Edward J. Freel
               seal of the                   -----------------------------------
               secretary's office            Edward J. Freel, Secretary of State
               omitted]


                                             AUTHENTICATION:
                                                       DATE:
                                                                 82922444

                                                                 01-21-97

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                        CERTIFICATE OF INCORPORATION OF

                              VIRTUAL PULSE, INC.
                             A Delaware corporation

                            Pursuant to section 242



     Pursuant to the provisions of the General Corporation Law of Delaware. VIRTUAL PULSE, INC. adopts the following certificate of Amendment to its Certificate of Incorporation, as amended:


     FIRST:  The name of the corporation is VIRTUAL PULSE, INC.

     SECOND: The following amendment to the Certificate of Incorporation, as amended of the Corporation was adopted by resolution provided by a majority of the shareholders on the 31st day of December, 1996, in the manner prescribed by Sect. 242 of the General Corporation Law of Delaware.


     Article FIRST of the Certificate of Incorporation of VIRTUAL PULSE, INC. is hereby repealed and amended by substitution of the following Article:

     "FIRST: the name of the Corporation is SYNERGY 2000, INC."

     THIRD: The date of adoption of the amendments by a majority of the shareholders was December 31, 1996 and the date of adoption of the amendments by all of the members of the Board of Directors was December 31, 1996.

     FOURTH: The number of shares voting for the amendment by the holders of the outstanding shares of common stock was sufficient for the approval of the amendment.

     FIFTH: The manner in which any exchange, reclassification of cancellation of issued shares provided for in the amendments herein shall be affected as follows: NONE.


     IN WITNESS WHEREOF the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be executed this 31st day of December, 1996.



                                             VIRTUAL PULSE, INC.
                                          a Delaware corporation



                                          By:  /s/ William E. Tabor
                                               --------------------
                                               William E. Tabor, President


ATTEST:



/s/ Richard Hunt
---------------------------
/s/ Richard Hunt, Secretary